 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Notify Technology Corporation 2008 Equity Incentive Plan, of our report dated December 23, 2009, with respect to our audit of the financial statements of Legacy Notify Technology Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2009 filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
February 17, 2010